                                                                   EXHIBIT 23.7



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the reference to our firm and to our audit letter dated February 14, 2001, in the Annual Report on Form 10-K of Prize Energy Corporation, incorporated by reference into the Prospectus constituting part of the Registration Statement on Form S-3 of Magnum Hunter Resources, Inc. to be filed with the Securities and Exchange Commission on or about February 11, 2002.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By:  /s/ Frederic D. Sewell
                                             ----------------------------------
                                               Frederic D. Sewell, President


Dallas, Texas
February 11, 2002